Exhibit (b)(4)

From: CIBKCNBJ200	P220MAIL/140742

To: P220MAIL

RFK: 160527GC52025705	Printed On: 2016-05-27 13:49:39	Page No: 1

TRN: 20070LG1600001

* Incoming *

MT:	760 Guarantee / Standby Letter of Credit

Sender:	CIBKCNBJ200

CHINA CITIC BANK

SHANGHAI

Send Ref:	006421/998679/16-05-27 19:10:00

Receiver:	DEUTDEFFXXX

DEUTSCHE BANK AG

FRANKFURT AM MAIN

Owner:	CE001IMX	Internal Priority: L

Stage:	Inb-Cmpl	Next Activity: Archive

Input:	FIN /SDEDEFFE/0940 /432446/2016-05-27 13:10:47

MUR (108):	2016052731701013

:27: Sequence of Total:	1/1

:20: Transaction Reference Number:	20070LG1600001

:23: Further Identification:	ISSUE

:30: Date:	16-05-27

:40C:Applicable Rules:	URDG

:77C:Details of Guarantee:

TO: GRAND CHIP INVESTMENT GMBH(‘BENEFICIARY’), C/O PAUL HASTINGS

(EUROPE) LLP, SIESMAYERSTRASSE 21, D-60323 FRANKFURT AM MAIN,

GERMANY

DATE:MAY 27TH,2016

DEAR SIRS,

WHEREAS FUJIAN GRAND CHIP INVESTMENT FUND LP (‘BIDDER’) HAS  REQUESTED SINO IC LEASING CO., LTD (‘APPLICANT’) TO ARRANGE FOR A PAYMENT GUARANTEE. WE UNDERSTAND THAT THE BIDDER WILL ENTER INTO CERTAIN TENDER OFFER DOCUMENT (ANGEBOTSUNTERLAGE) RELATED TO THE TENDER OFFER FOR ALL OUTSTANDING SHARES OF AIXTRON SE BY THE BIDDER (‘TENDER OFFER’). WE UNDERSTAND THAT, ACCORDING TO THE CONDITIONS OF THE TENDER OFFER, AN IRREVOCABLE PAYMENT GUARANTEE (‘GUARANTEE’) IS REQUIRED.

AT THE REQUEST OF THE APPLICANT, WE CHINA CITIC BANK, SHANGHAI BRANCH (‘ISSUER’) IRREVOCABLY ISSUE THIS GUARANTEE IN FAVOUR OF THE BENEFICIARY IN AN AMOUNT NOT TO EXCEED IN THE AGGREGATE EUR100,000,000.00 (EURO ONE HUNDRED MILLION ONLY) (‘GUARANTEED AMOUNT’)

THE ISSUER IRREVOCABLY UNDERTAKES TO THE BENEFICIARY TO PAY UPON RECEIPT OF THE BENEFICIARY’S DEMAND BY AUTHENTICATED SWIFT (RECEIVED BY US AT THE FOLLOWING SWIFT ADDRESS: CIBKCNBJ200) THROUGH DEUTSCHE BANK AG AS SETTLEMENT AGENT FOR THE TENDER OFFER (‘SETTLEMENT AGENT’)(SUBSTANTIALLY IN THE FORM SET OUT IN THE APPENDIX TO THIS GUARANTEE) STATING THAT THE BIDDER HAS FAILED TO TRANSFER THE MONIES REQUIRED FOR THE SETTLEMENT OF THE TENDER OFFER (I.E., AN AMOUNT EQUAL TO ALL TENDERED AIXTRON SHARES MULTIPLIED BY THE TENDER OFFER PRICE) TO AN ACCOUNT WITH THE SETTLEMENT AGENT IN SUCH MANNER THAT THE SETTLEMENT AGENT RECEIVED THE MONIES AT LEAST SIX BUSINESS DAYS (AS DEFINED BELOW) PRIOR TO THE RELEVANT SETTLEMENT DATE(S) OF THE TENDER OFFER. FOR THE PURPOSE OF THIS GUARANTEE, A ‘BUSINESS DAY’ MEANS

RFK: 160527GC52025705	Printed On: 2016-05-27 13:49:39	Page No: 2

TRN: 20070LG1600001

A DAY ON WHICH BANKS ARE OPEN FOR BUSINESS IN GERMANY AND THE PEOPLE’S REPUBLIC OF CHINA.

IN THE EVENT THAT THE SWIFT SYSTEM IS NOT AVAILABLE FOR ANY REASON, THE BENEFICIARY MAY INSTEAD ARRANGE FOR A DEMAND TO BE PHYSICALLY PRESENTED TO THE ISSUER AT 3F AURORA PLAZA,NO.99 FUCHENG ROAD,SHANGHAI 200120,CHINA(ATTN:BILL CENTER) DURING ITS NORMAL OPENING HOURS ON OR BEFORE THE EXPIRY DATE (AS SPECIFIED BELOW).

PAYMENT SHALL BE MADE TO THE SETTLEMENT AGENT WITHIN FIVE BUSINESS DAYS FOLLOWING THE DAY OF PRESENTATION.  ALL PAYMENTS UNDER THIS GUARANTEE SHALL BE MADE WITHOUT ANY DEDUCTION ON ACCOUNT OF TAX, SET-OFF OR OTHERWISE.  THE AMOUNT OF THE GUARANTEE SHALL BE AUTOMATICALLY REDUCED BY THE SUM(S) ALREADY PAID BY US TO BENEFICIARY PURSUANT TO THIS GUARANTEE. IF THE BENEFICIARY HAS RECEIVED THE AGGREGATE GUARANTEED AMOUNT IN FULL FROM US AS SET FORTH HEREIN OR HAS RECEIVED EURO500,000,000.00 FROM THE APPLICANT (EITHER DIRECTLY OR INDIRECTLY THROUGH ITS NOMINEE) FOR PURPOSES OF FINANCING THE TENDER OFFER AS EVIDENCED BY A WRITTEN CONFIRMATION FROM THE SETTLEMENT AGENT AS TO THE AMOUNT RECEIVED FROM THE APPLICANT, THIS GUARANTEE SHALL IMMEDIATELY TERMINATE AND BE OF NO FURTHER FORCE AND EFFECT.

THIS PAYMENT GUARANTEE SHALL BE VALID FROM THE DATE OF ISSUANCE (‘EFFECTIVE DATE’). YOUR DEMAND AND ANY RELATED DOCUMENTS UNDER THIS PAYMENT GUARANTEE MUST BE RECEIVED BY US ON OR BEFORE THE EXPIRATION DATE AS SPECIFIED BELOW AT THE ABOVE SWIFT ADDRESS.  OUR LIABILITY TO YOU UNDER THIS PAYMENT GUARANTEE SHALL EXPIRE ON THE DATE FALLING ONE YEAR FROM THE EFFECTIVE DATE I.E.MAY 27TH,2017 OR SUCH EARLIER DATE ON WHICH (I) THE SETTLEMENT OF THE TENDER OFFER HAS BEEN FINALLY EFFECTED OR (II) THE TENDER OFFER IS DEFINITIVELY ABORTED WITHOUT ANY PAYMENT OBLIGATIONS FOR TENDERED SHARES ON THE BIDDER’S BEHALF (‘EXPIRATION DATE’)

WITH, IN THE CASE OF (I), BEING EVIDENCED BY A WRITTEN CONFIRMATION FROM THE SETTLEMENT AGENT OR IN THE CASE OF (II), BEING EVIDENCED BY A WRITTEN CONFIRMATION FROM THE BIDDER, TO BE PRESENTED TO US BY COURIER SERVICE.

UPON ITS EXPIRATION AND PROVIDED NO CLAIMS ARE OUTSTANDING PURSUANT TO THIS GUARANTEE, THIS GUARANTEE SHALL BE NULL AND VOID, AND SHALL BE IMMEDIATELY RETURNED TO US FOR CANCELLATION, ANY ACTION OF MAINTAINING THE ORIGINAL OF THIS GUARANTEE OR ANY OF ITS AMENDMENT SHALL THEN GIVE NO RIGHT TO THE BENEFICIARY FOR LODGING ANY MORE CLAIM HEREUNDER.

TRANSFER OF THIS GUARANTEE IS FORBIDDEN TO TAKE PLACE NO MATTER WHETHER WITH OR WITHOUT THE KNOWLEDGE OR PRIOR CONSENT OF US OR OF THE APPLICANT, AND WE WILL ONLY BE RESPONSIBLE TO THE CLAIM LODGED BY THE BENEFICIARY STATED HEREIN.

ALL BANKING CHARGES OUTSIDE ISSUING BANK ARE FOR ACCOUNT OF THE APPLICANT.

WE CONFIRM THAT WE HAVE FULFILLED ALL RELEVANT PEOPLE’S REPUBLIC OF CHINA LEGAL AND REGULATORY REQUIREMENTS, IN PARTICULAR WITH REGARD TO THE REQUIREMENTS OF THE STATE ADMINISTRATION OF FOREIGN EXCHANGE OF THE PEOPLE’S REPUBLIC OF CHINA UPON ISSUING THIS GUARANTEE.

THIS GUARANTEE IS SUBJECT TO THE UNIFORM RULES FOR DEMAND GUARANTEES OF THE INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO.758 OR ITS LATEST VERSION, IF ANY).

RFK: 160527GC52025705	Printed On: 2016-05-27 13:49:39	Page No: 3

TRN: 20070LG1600001

THIS GUARANTEE AND ANY NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH IT IS GOVERNED BY ENGLISH LAW. THE COURTS OF ENGLAND HAVE JURISDICTION TO SETTLE ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTEE.

APPENDIX

FORM OF DEMAND

TO: CHINA CITIC BANK SHANGHAI BRANCH 3F,AURORA PLAZA NO.99

FUCHENG ROAD,SHANGHAI,200120

DATE:

DEAR SIRS,

RE: DEMAND UNDER PAYMENT GUARANTEE NO. 20070LG1600001

GRAND CHIP INVESTMENT GMBH IS HEREBY MAKING A DEMAND UNDER YOUR IRREVOCABLE PAYMENT GUARANTEE NO.20070LG1600001(THE ‘GUARANTEE’). CAPITALIZED TERMS USED HEREIN AND NOT DEFINED SHALL HAVE THE MEANING GIVEN IN THE GUARANTEE.

THE BIDDER HAS FAILED TO TRANSFER THE MONIES REQUIRED FOR THE SETTLEMENT OF THE TENDER OFFER (I.E., AN AMOUNT EQUAL TO ALL TENDERED AIXTRON SHARES MULTIPLIED BY THE TENDER OFFER PRICE ) TO AN ACCOUNT WITH THE SETTLEMENT AGENT IN SUCH MANNER THAT THE SETTLEMENT AGENT RECEIVED THE MONIES (AT LEAST (FIVE/SIX BUSINESS DAYS) PRIOR TO THE RELEVANT SETTLEMENT DATE(S) OF THE TENDER OFFER).

WE HEREBY DEMAND YOU TO PAY (INSERT CLAIM AMOUNT). WE HEREBY REQUEST YOU TO PAY THE ABOVE AMOUNTS AFTER YOU RECEIVE THIS DEMAND IN ACCORDANCE WITH THE GUARANTEE TO THE ACCOUNT OF THE SETTLEMENT AGENT, WHICH DETAILS ARE SET OUT BELOW.

ACCOUNT NAME: SPESENSAMMELKONTO GSS/POST-IPO SERVICES

ACCOUNT NUMBER: 100 9914706 01

NAME OF BANK: DEUTSCHE BANK AG, FRANKFURT AM MAIN

IBAN: DE94500700100991470601

BIC: DEUTDEFFXXX

Message History:

		Action	User			Stage	Next Act
Date	Time	Xmt Rslt	Net Prio	Recipient	DelServ	ComServ	Com Seq#
16-05-27	13:10:47	IOK	N		FIN	WaitSttn	ProcInb
16-05-27	13:10:47	ProcInb				WaitSttn	Dup-Chk
16-05-27	13:10:47	MSG KE: Filtering distribution set: QOCEHOT1
16-05-27	13:10:47	Dup-Chk				Inb-Proc	WaitFltr
16-05-27	13:10:47	OK		QOCEHOT1	MUL	QOCEHOT1	462697
16-05-27	13:11:00	Filtering response: H
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16-05-27	13:49:39	Filtering response: M
16-05-27	13:49:39	MSG KE: Auto Assigned Branch Key: 100 Customer Key: 100
16-05-27	13:49:39	MSG KE: Distributions set: QODETF30 P220MAIL
16-05-27	13:49:39	RSP				Inb-Cmpl	Archive

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